Exhibit 99.1

ICON Leasing Fund Twelve, LLC

PORTFOLIO OVERVIEW
SECOND QUARTER 2016

Table of Contents

Introduction to Portfolio Overview	1

Disposition During the Quarter	1

Dispositions Following the Quarter	1

Portfolio Overview	2

Discussion	4

Performance Analysis	5

Transactions with Related Parties	7

Financial Statements	9

Forward Looking Statements	13

Additional Information	13

ICON Leasing Fund Twelve, LLC

As of September 30, 2016

Introduction to Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the quarter ended June 30, 2016. References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised $347,686,947 commencing with its initial offering on May 7, 2007 through the closing of its offering on April 30, 2009. The Fund entered into its liquidation period on May 1, 2014. During the liquidation period, the Fund began the orderly termination of its operations and has begun, and will continue, to gradually dispose of its assets and/or allow its investments to mature in the ordinary course of business. During the liquidation period, distributions are generated from the sale of our assets and the receipt of rental, finance and other income from our investments.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Disposition During the Quarter

The Fund disposed of the following investment during the quarter ended June 30, 2016:

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Very Large Crude Carriers.
Disposition Date:	6/8/2016
The Fund’s Investment:	$4,602,426
Total Proceeds Received:	$12,723,000

Dispositions Following the Quarter

The Fund disposed of the following investments after the quarter ended June 30, 2016:

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers.
Dispostion Date:	8/8/2016
The Fund’s Investment:	$10,000,000
Total Proceeds Received:	$12,303,000

ICON Leasing Fund Twelve, LLC

Dispositions Following the Quarter (Continued)

Bengal Tiger Line Singapore*
Structure:	Vessel	Collateral:	Handy-size container vessel.
Dispostion Date:	9/20/2016
The Fund’s Investment:	$9,874,000
Total Proceeds Received:	$3,704,000

Golden Sea Shipping Pte. Ltd.*
Structure:	Vessel	Collateral:	Handy-size container vessel.
Dispostion Date:	9/29/2016
The Fund’s Investment:	$9,914,000
Total Proceeds Received:	$3,833,000

*Vessel was previously on charter to Vroon Group B.V.

Portfolio Overview

As of June 30, 2016, our portfolio consisted of the following investments:

Lubricating Specialties Company
Structure:	Loan	Collateral:	Liquid storage tanks, blending lines and packaging equipment.
Maturity Date:	8/1/2018

Current Status:	Performing	Net Carrying Value:	$2,651,732 (1)

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers. $9,858,941 (1)
Maturity Date:	9/24/2020
Current Status:	Performing	Net Carrying Value:

Técnicas Maritimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply vessels. $21,002,938 (1)
Maturity Date:	8/27/2019
Current Status:	See Discussion	Net Carrying Value:

ICON Leasing Fund Twelve, LLC

Portfolio Overview (Continued)

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment. $2,203,559 (2)
Expiration Date:	9/30/2017
Current Status:	Performing	Net Carrying Value:

Golden Sea Shipping Pte. Ltd.*
Structure:	Vessel (3)	Collateral:	Handy-size container vessel. $2,768,454 (3)
Expiration Date:	1/28/2017
Current Status:	On Charter	Net Carrying Value:

Bengal Tiger Line Singapore*
Structure:	Vessel (3)	Collateral:	Handy-size container vessel. $2,774,159 (3)
Expiration Date:	9/13/2016
Current Status:	On Charter	Net Carrying Value:

*Vessel was previously on charter to Vroon Group B.V.

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	2/28/2018
Current Status:	Performing	Net Carrying Value:	$5,677,585 (4)

SIVA Global Ships Limited			Two liquefied petroleum gas tanker vessels.
Structure:	Lease	Collateral:
Expiration Dates:	3/28/2022 4/8/2022
Current Status:	Performing	Net Carrying Value:	$8,822,419 (4)

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply vessel. $9,972,685 (5)
Expiration Date:	6/12/2024
Current Status:	Performing	Net Carrying Value:

ICON Leasing Fund Twelve, LLC

Portfolio Overview (Continued)

Swiber Holdings Limited
Structure:	Lease	Collateral:	A 300-man accommodation and work barge.
Expiration Date:	3/23/2017

Current Status:	See Discussion	Net Carrying Value:	$9,219,000 (5)

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with a condensate splitter and aromatics complex located on Jurong Island, Singapore.
Maturity Date:	1/16/2021

Current Status:	See Discussion	Net Carrying Value:	$0 (6)

(1) Net carrying value of our investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees.

(2) Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value of our investment in leased equipment at cost is leased equipment at cost less any outstanding indebtedness associated with the investment.

(3) The Vessel was returned to us in accordance with the terms of the original charter whereupon we assumed the operational responsibility of the Vessel. As such, this asset is classified as Vessel on our consolidated balance sheets.

(4) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as net investment in finance lease. Net investment in finance lease is the sum of the remaining minimum lease payments receivable, the estimated residual value of the asset and the unamortized initial direct costs, less unearned income. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(5) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as leased equipment at cost. Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(6) Net carrying value of our investment in joint ventures is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment.

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) owns and operates a $2 billion state-of-the-art aromatics plant. We participated in a subordinated loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., which was part of a $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, the price decline of energy and other commodities and an economic slowdown in China and India forced Jurong into receivership, as the company did not have the liquidity to commence operations. As part of the receivership process, we are hoping that there will be a restructuring involving the senior lenders, shareholders and trade creditors that will allow us a chance to recover some of our investment.

ICON Leasing Fund Twelve, LLC

Discussion (Continued)

Técnicas Marítimas Avanzadas, S.A. de C.V.

On August 27, 2014, we, ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and ICON ECI Fund Fifteen, L.P. (collectively, “ICON”) advanced Técnicas Maritimas Avanzadas, S.A. de C.V. (“TMA”) a senior secured facility of $29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured first lien and second lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured first lien tranche of $66,000,000 was funded by an unrelated third party and ICON’s original loan of $29,000,000 was converted to the senior secured second lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.

On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result of such default, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  The interest on ICON's tranche is currently being capitalized.  While our loan has not been paid in accordance with the facility agreement, our collateral position has been strengthened as the principal balance of the senior secured first lien tranche was paid down at a faster rate. In January 2016, the remaining two previously unchartered vessels had commenced employment. ICON is currently working with the senior lender and TMA to amend the facility agreement.

Swiber Victorious

On March 24, 2009, we and Swiber Engineering Ltd. (“Swiber”) entered into a joint venture owned 51% by us and 49% by Swiber for the purpose of purchasing the Swiber Chateau. On July 27, 2016, Swiber Holdings Ltd., the parent company of Swiber (“Swiber Holdings”) filed a petition in Singapore to wind up and liquidate the company. On July 29, 2016, Swiber Holdings withdrew its petition for winding up and liquidation and submitted an application for court-supervised judicial management. We are currently in the process of evaluating our rights and remedies under all relevant Singapore judicial management and insolvency laws. In addition, we are working with Swiber and the judicial manager to arrange a sale of the vessel. Nonetheless, given the structure of the transaction that positions us in a senior position, we believe it is likely that we will recover our full investment.

Performance Analysis

Capital Invested as of June 30, 2016	$490,644,795
Leverage Ratio	0.55:1*
% of Receivables Collected for the Quarter Ended June 30, 2016	82.05%**

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of September 30, 2016. The uncollected receivables relate to our investment with TMA.

One of our objectives is to provide cash distributions to our members. In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations. We refer to this financial measure as cash available from our business operations, or CABO.

ICON Leasing Fund Twelve, LLC

Performance Analysis (Continued)

CABO is not equivalent to our net operating income or loss as determined under GAAP. Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time. We define CABO as the net change in cash during the period plus distributions to members and investments made during such period, less the debt proceeds used to make such investments, as well as the net proceeds from equity raised through the sale of interests during such period, if any.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful. CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity. CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to members, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Members

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations. By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement

+ distributions to Members during the period

+ investments made during the period

- debt proceeds to be specifically used to make an investment

- net proceeds from the sale of Interests during the period

= CABO

ICON Leasing Fund Twelve, LLC

Performance Analysis (Continued)

Cash Available From Business Operations

for the Period January 1, 2016 through June 30, 2016

Cash balance at January 1, 2016	$8,404,092
Cash balance at June 30, 2016	$16,661,736

Net change in cash		$8,257,644

Add Back:
Distributions paid to members from January 1, 2016 through June 30, 2016		$10,101,019

Investments made during the period
Investment in joint ventures	$8,784
		$8,784

Cash Available from Business Operations (CABO)		$18,367,447	(1)

(1)	Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

Transactions with Related Parties

We entered into certain agreements with our Manager and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), a wholly-owned subsidiary of our Manager and the dealer manager for our offering, whereby we pay or paid certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000. CĪON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the capital assets secured by or subject to, our investments. In addition, our Manager may be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities. Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.

Our Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds. We paid distributions to our Manager of $25,253 and $63,788 for the three months ended June 30, 2016 and 2015, respectively. We paid distributions to our Manager of $101,010 and $177,019 for the six months ended June 30, 2016 and 2015, respectively. Additionally, our Manager’s interest in the net income (loss) attributable to us was $8,308 and $(96,042) for the three months ended June 30, 2016 and 2015, respectively. Our Manager’s interest in the net income (loss) attributable to us was $17,307 and $(82,912) for the six months ended June 30, 2016 and 2015, respectively.

ICON Leasing Fund Twelve, LLC

Transactions with Related Parties (Continued)

Fees and other expenses incurred by us to our Manager or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2016	2015	2016	2015
ICON Capital, LLC	Manager	Management fees (1)	$454,661	$319,464	$692,209	$704,300
ICON Capital, LLC	Manager	Administrative expense reimbursements (1)	310,146	312,286	618,535	751,299
			$764,807	$631,750	$1,310,744	$1,455,599

(1)	Amount charged directly to operations.

At June 30, 2016 and December 31, 2015, we had a net payable due to our Manager and affiliates of $96,865 and $437,925, respectively, primarily related to administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)
Consolidated Balance Sheets

	June 30,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,661,736	$8,404,092
Current portion of net investment in notes receivable	5,274,948	4,102,738
Current portion of net investment in finance leases	6,452,575	6,630,691
Other current assets	4,747,685	3,285,536
Total current assets	33,136,944	22,423,057
Non-current assets:
Net investment in notes receivable, less current portion	28,238,663	29,411,423
Net investment in finance leases, less current portion	42,403,928	50,580,803
Leased equipment at cost (less accumulated depreciation of $29,001,379 and $25,438,880, respectively)	56,962,337	65,743,479
Assets held for sale	5,542,613	-
Vessels (less accumulated depreciation of $2,683,605)	-	5,720,000
Investment in joint ventures	-	12,233,856
Other non-current assets	2,036,725	2,068,911
Total non-current assets	135,184,266	165,758,472
Total assets	$168,321,210	$188,181,529
Liabilities and Equity
Current liabilities:
Current portion of non-recourse long-term debt	$6,142,918	$6,205,639
Deferred revenue	138,200	158,988
Due to Manager and affiliates, net	96,865	437,925
Accrued expenses and other current liabilities	2,282,673	1,559,498
Current portion of seller's credit	5,000,000	-
Total current liabilities	13,660,656	8,362,050
Non-current liabilities:
Non-recourse long-term debt, less current portion	38,200,610	41,233,476
Seller's credits	7,983,378	12,747,733
Other non-current liabilities	150,000	150,000
Total non-current liabilities	46,333,988	54,131,209
Total liabilities	59,994,644	62,493,259

Equity:
Members’ equity:
Additional members	95,232,010	103,518,658
Manager	(2,149,365)	(2,065,662)
Total members’ equity	93,082,645	101,452,996
Noncontrolling interests	15,243,921	24,235,274
Total equity	108,326,566	125,688,270
Total liabilities and equity	$168,321,210	$188,181,529

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue and other income:
Finance income	$2,297,331	$3,498,451	$6,114,896	$7,163,516
Rental income	3,532,158	3,532,158	7,064,315	7,064,315
Time charter revenue	1,055,043	1,593,787	2,033,257	2,965,098
Loss from investment in joint ventures	(2,077,608)	(7,279,778)	(1,918,795)	(6,682,551)
Gain on sale of investment in joint venture	2,012,669	-	2,012,669	-
Total revenue and other income	6,819,593	1,344,618	15,306,342	10,510,378
Expenses:
Management fees	454,661	319,464	692,209	704,300
Administrative expense reimbursements	310,146	312,286	618,535	751,299
General and administrative	709,047	616,048	1,342,984	1,523,095
Interest	850,484	1,030,421	1,724,628	2,080,411
Depreciation	1,877,991	2,181,075	3,739,886	4,362,524
Credit loss, net	-	4,486,313	-	4,848,978
Impairment loss	5,218,643	-	5,218,643	-
Vessel operating	909,952	924,100	1,864,246	2,420,756
Litigation expense	-	-	1,209,000	-
Total expenses	10,330,924	9,869,707	16,410,131	16,691,363
Net loss	(3,511,331)	(8,525,089)	(1,103,789)	(6,180,985)
Less: net (loss) income attributable to noncontrolling interests	(4,342,092)	1,079,066	(2,834,457)	2,110,188
Net income (loss) attributable to Fund Twelve	$830,761	$(9,604,155)	$1,730,668	$(8,291,173)

Net income (loss) attributable to Fund Twelve allocable to:
Additional members	$822,453	$(9,508,113)	$1,713,361	$(8,208,261)
Manager	8,308	(96,042)	17,307	(82,912)
	$830,761	$(9,604,155)	$1,730,668	$(8,291,173)

Weighted average number of additional shares of limited liability company interests outstanding	348,335	348,335	348,335	348,335
Net income (loss) attributable to Fund Twelve per weighted average additional share of limited liability company interests outstanding	$2.36	$(27.30)	$4.92	$(23.56)

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional
	Shares of
	Limited Liability			Total
	Company	Additional		Members'	Noncontrolling	Total
	Interests	Members	Manager	Equity	Interests	Equity
Balance, December 31, 2015	348,335	$103,518,658	$(2,065,662)	$101,452,996	$24,235,274	$125,688,270
Net income	-	890,908	8,999	899,907	1,507,635	2,407,542
Distributions	-	(7,499,945)	(75,757)	(7,575,702)	(4,616,409)	(12,192,111)
Balance, March 31, 2016 (unaudited)	348,335	96,909,621	(2,132,420)	94,777,201	21,126,500	115,903,701
Net income (loss)	-	822,453	8,308	830,761	(4,342,092)	(3,511,331)
Distributions	-	(2,500,064)	(25,253)	(2,525,317)	(1,540,487)	(4,065,804)
Balance, June 30, 2016 (unaudited)	348,335	$95,232,010	$(2,149,365)	$93,082,645	$15,243,921	$108,326,566

ICON Leasing Fund Twelve, LLC

Financial Statements	(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,103,789)	$(6,180,985)
Adjustments to reconcile net loss to net cash provided by operating activities:
Finance income	(3,913,771)	(3,567,083)
Gain on sale of investment in joint venture	(2,012,669)	-
Loss from investment in joint ventures	1,918,795	6,682,551
Depreciation	3,739,886	4,362,524
Interest expense from amortization of debt financing costs	78,974	90,591
Net accretion of seller's credits and other	235,645	220,608
Impairment loss	5,218,643	-
Credit loss, net	-	4,848,978
Changes in operating assets and liabilities:
Collection of finance leases	12,269,312	8,243,952
Other assets	(1,429,963)	(1,609,546)
Accrued expenses and other current liabilities	723,175	(1,221,252)
Deferred revenue	(20,788)	(40,788)
Due to Manager and affiliates, net	(341,060)	(2,772,013)
Distributions from joint ventures	264,140	57,017
Net cash provided by operating activities	15,626,530	9,114,554
Cash flows from investing activities:
Proceeds from sale of investment in joint venture	12,067,099	-
Proceeds from exercise of purchase options	-	144,521
Investment in joint ventures	(8,784)	(10,513)
Distributions received from joint ventures in excess of profits	5,275	446,308
Principal received on notes receivable	-	6,870,858
Net cash provided by investing activities	12,063,590	7,451,174
Cash flows from financing activities:
Repayment of non-recourse long-term debt	(3,174,561)	(3,579,912)
Investment by noncontrolling interests	-	57,826
Distributions to noncontrolling interests	(6,156,896)	(3,805,649)
Distributions to members	(10,101,019)	(17,701,866)
Net cash used in financing activities	(19,432,476)	(25,029,601)
Net increase (decrease) in cash and cash equivalents	8,257,644	(8,463,873)
Cash and cash equivalents, beginning of period	8,404,092	15,410,563
Cash and cash equivalents, end of period	$16,661,736	$6,946,690

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,430,260	$1,759,616

ICON Leasing Fund Twelve, LLC

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the sections entitled Disposition During the Quarter and Dispositions Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.

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